Exhibit 10.7

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of the              day of              ,                    (this “Agreement”), is made by and between SoftBrands, Inc., a Delaware corporation (the “Company”), and                           (“Indemnitee”).

RECITALS

A.                                   It is important to the Company to attract and retain as directors and officers the most capable persons reasonably available.

B.                                     Indemnitee has agreed to serve as an officer of the Company.

C.                                     Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment.

D.                                    The Company’s Certificate of Incorporation and/or By-laws (the “Constituent Documents”) provide that the Company will indemnify its directors and officers and will advance expenses in connection therewith, and Indemnitee’s willingness to serve as a director and/or officer of the Company is based in part on Indemnitee’s reliance on such provisions.

E.                                      In recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the aforesaid provisions of the Constituent Documents, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company’s Board of Directors (the “Board”) or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(c)) to Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a)                                  “Affiliate” has the meaning given to that term in Rule 405 under the Securities Act of 1933, provided, however, that for purposes of this Agreement the Company and its subsidiaries will not be deemed to constitute Affiliates of Indemnitee .

(b)                                 “Change of Control” shall mean any of the following events:  (i) Unless approved by the affirmative vote of at least two-thirds of those members of the Board who are in office immediately prior to the event(s) and who are not employees of the Company: (A) the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any person or entity or group of associated persons or entities; or (B) the acquisition of direct or indirect beneficial ownership in the aggregate of securities of the

Company representing 20% or more of the total combined voting power of the Company’s then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert, not affiliated (within the meaning of the Securities Act of 1933) with the Company as of the date of this Agreement; or (C) approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (ii) A change in the composition of the Board at any time during any consecutive 24-month period such that the “Continuing Directors” cease for any reason to constitute at least a 70% majority of the Board.  For purposes of this clause (ii), “Continuing Directors” means those members of the Board who either: (A) were members of the Board at the beginning of such consecutive 24-month period; or (B) were elected by, or on the nomination or recommendation of, at least a two-thirds majority (consisting of at least five directors) of the then-existing Board.

(c)                                  “Expenses” include attorney’s and experts’ fees, expenses and charges and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Proceeding.

(d)                                 “Indemnifiable Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, liens, costs, assessments, penalties, and amounts paid in settlement (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing), and any federal, state or local taxes and/or penalties imposed as a result of the actual or deemed receipt of payments under this Agreement (collectively, “Losses”) relating to, resulting from or arising out of any act or failure to act by Indemnitee, or his or her status as any person referred to in clause (A) of this sentence, (A) in his or her capacity as a director, officer, employee or agent of the Company, any of its Affiliates or any other entity as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, or (B) in respect of any business, transaction or other activity of an emit referred to in clause (A) of this sentence.

(e)                                  “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitral or investigative, or any claim, demand, inquiry, hearing or investigation, whether instituted, made or conducted by the Company or any other party, including without limitation any governmental entity, that Indemnitee determines might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, arbitral, investigative or other.

2.                                      Term of Agreement.  This Agreement shall continue until and terminate upon the later of:  (a) 10 years after the date that Indemnitee has ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the express written request of the Company or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 8 of this Agreement relating thereto.

3.                                      Notice of Proceedings.  Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder.

4.                                      Basic Indemnification arrangement.

(a)                                  The Company will indemnify and hold harmless Indemnitee, as provided in this Agreement and to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all Indemnifiable Losses relating to, resulting from or arising out of any Proceeding.

(b)                                 Without limiting the generality of the foregoing, the Company shall indemnify Indemnitee when he was or is a party or is threatened to be made a party to any Proceeding (other than an action or suit by or in the name of the Company), by reason of the fact that he is or was or had agreed to become a director or officer of the Company, or is or was serving or had agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against any and all Indemnifiable Losses incurred by Indemnitee in connection therewith if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

(c)                                  The Company shall indemnify Indemnitee when he was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or had agreed to become a director or officer of the Company, or is or was serving or had agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against Indemnifiable Losses incurred by Indemnitee in connection with the defense or settlement thereof or any appeal therefrom if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(d)                                 To the extent that Indemnitee has been successful on the merits or otherwise, including without limitation the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 2(b) or 2(c) hereof or in defense of any claim, issue or matter therein, he shall be indemnified against all Losses actually and reasonably incurred by Indemnitee in connection therewith.

(e)                                  The failure by Indemnitee to notify the Company of such Proceeding will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the Proceeding and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.  Except as provided in Section 18, however, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding.

(f)                                    If so requested by Indemnitee, the Company will advance within twenty business days of such request and in the manner provided in Section 5 hereof, any and all Expenses to Indemnitee which Indemnitee determines reasonably likely to be payable.

5.                                      Advance Payment of Expenses.  Without limiting the generality or effect of the foregoing, the Company will indemnify Indemnitee against and, if requested by Indemnitee, will within twenty business days of such request advance to Indemnitee, any and all attorneys’ fees and other Expenses paid or incurred by Indemnitee in connection with any Proceeding asserted or brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under any provision of the Company’s Constituent Documents now or hereafter in effect relating to Proceedings for Indemnifiable Losses and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; provided, however, that Indemnitee will return, without interest, any such advance which remains unspent at the final conclusion of the Proceeding to which the advance related.  The Board shall require Indemnitee to submit a written statement of request for advancement of Expenses and an undertaking to repay without interest any amounts advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise.  No security shall be required in connection with any such undertaking and any undertaking shall be accepted without reference to Indemnitee’s ability to make repayment.  Any advance and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6.                                      Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Loss or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith.  In connection with any determination as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement, there will be a presumption that Indemnitee is so entitled, which presumption the Company may overcome only by its adducing clear and convincing evidence to the contrary.

7.                                      Procedures for Determination of Entitlement to Indemnification.

(a)                                  Initial Request.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Company shall promptly advise the Board in writing that Indemnitee has requested indemnification.

(b)                                 Method of Determination.  A determination (if required by applicable law) with respect to Indemnitee’s entitlement to indemnification shall be made as follows:

i.                                          if a Change in Control has occurred, unless Indemnitee shall request in writing that such determination be made in accordance with clause (ii) of this Section 7(b), the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee;

ii.                                       if a Change of Control has not occurred, unless otherwise required by law, the determination shall be made by the Board by a majority vote of Disinterested Directors, even though less than a quorum.  In the event that there are no Disinterested Directors or if such Disinterested Directors so direct, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

(c)                                  Selection, Payment, Discharge, of Independent Counsel.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement, the Independent Counsel shall be selected, paid and discharged in the following manner:

i.                                          If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

ii.                                       If a Change of Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event clause (i) of this Section 7(c) shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.

iii.                                    Following the initial selection described in clauses (i) and (ii) of this Section 7(c), Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection has been given, deliver to the other party a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

iv.                                   Either the Company or Indemnitee may petition any court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) of this Agreement.  Such petition may request a determination whether an objection to the party’s selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate.  A person so appointed shall act as Independent Counsel under Section 7(b) of this Agreement.

v.                                      The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

vi.                                   Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8(b) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)                                 Cooperation.  Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(e)                                  Payment.  If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

8.                                      Remedies of Indemnitee.

(a)                                  Application.  This Section 8 shall apply in the event of a Dispute.  For purposes of this article, “Dispute” shall mean any of the following events:

i.                                          a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;

ii.                                       advancement of Expenses is not timely made pursuant to Section 5 of this Agreement;

iii.                                    if the determination of entitlement to be made pursuant to Section 7(b) of this Agreement is to be made by the Board and the Board has not made such determination within 60 days after receipt by the Company of the request for indemnification;

iv.                                   if the determination of entitlement to be made pursuant to Section 7(b) of this Agreement is to be made by Independent Counsel and Independent Counsel has not made such determination within 90 days after receipt by the Company of the request for indemnification;

v.                                      payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 of this Agreement.

(b)                                 Adjudication.  In the event of a Dispute, Indemnitee shall be entitled to an adjudication in an appropriate court in the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(b).  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(c)                                  De Novo Review.  In the event that a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any such proceeding or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(d)                                 Company Bound.  If a determination shall have been made or deemed to have been made pursuant to Section 7 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(e)                                  Procedures Valid.  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(f)                                    Expenses of Adjudication.  In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually and reasonably incurred by Indemnitee in such adjudication or arbitration, but only if Indemnitee prevails therein.  If it shall be determined in such adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such adjudication or arbitration shall be appropriately prorated.

9.                                      Presumptions and Effect of Certain Proceedings.

(a)                                  Burden of Proof.  In making a determination with respect to entitlement to Indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a), and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)                                 Termination of Proceedings.  For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(c)                                  Reliance as Safe Harbor.  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company.  The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

10.                               Non-Exclusivity, Etc.  The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (i) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (ii) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.  The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.  The Company shall have no right to set off the amount of any Expenses or Indemnified Losses to which Indemnitee may be entitled against any obligation that may be owed by Indemnitee to the Company.

11.                               Liability Insurance and Funding.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.  The Company may, but will not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

12.                               Subrogation.  In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors).  Indemnitee will execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

13.                               No Duplication of Payments.  The Company will not be liable under this Agreement to make any payment in connection with any Indemnifiable Loss made against Indemnitee to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable hereunder.

14.                               Defense of Proceedings.  The Company will be entitled to participate in the defense of any Proceeding or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, provided that in the event that (a) the use of counsel chosen by the Company to represent Indemnitee would prevent such counsel with an actual or potential conflict, (b) the named parties in any such Proceeding (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (c) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company’s expense.  The Company will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Proceeding which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes an unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Proceeding.

15.                               Successors and Binding Agreement.

(a)                                  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but will not otherwise be assignable or delegatable by the Company.

(b)                                 This Agreement will inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

(c)                                  This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b).

16.                               Notices.  For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

17.                               Governing Law.  The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.  Each party consents to non-exclusive jurisdiction of any Delaware state or federal court or any court in any other jurisdiction in which a Proceeding is commenced by a third person for purposes of any action, suit or proceeding hereunder, waives any objection to venue therein or any defense based on forum non conveniens or similar theories and agrees that service of process may be effected in any such action, suit or proceeding by notice given in accordance with Section 16.

18.                               Severability.  If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal.

19.                               Miscellaneous.  No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.  References to Sections are to references to Sections of this Agreement.

20.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

21.                               Certain Interpretive Matters.  No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

SOFTBRANDS, INC.
Two Meridian Crossings
Suite, 800
Minneapolis, MN 55423

By:
Name and Title:

INDEMNITEE:
[Address]
[City, State and ZipCode]

[Name], an individual